UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 2, 2017

(Date of earliest event reported)

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Kalmin Corp.

(Exact name of registrant as specified in its charter)

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Nevada	333-214638	37-1832675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Alberdi 1045, Caacupe

Paraguay,3000

 (Address of principal executive offices)

(702) 879-4171

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 4.01 Change in Registrant’s Certifying Accountant

Effective October 24, 2017, the Board of Directors of Kalmin Corp., a Nevada corporation (“we” or “us”), approved the appointment of Accell Audit and Compliance, P.A.(“Accell”) as our independent accountant.  Our prior auditor, GBH, CPA (“GBH”) audited our consolidated financial statements for the fiscal years ended August 31, 2016 and reviewed our financial statements for the related interim periods and with the last interim period dated May 31, 2017.

During the fiscal year ended August 31, 2017, and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted Accell regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and Accell did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was either the subject of a disagreement with GBH on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of GBH, would have caused GBH to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the SEC’s rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

KALMIN CORP.
(Registrant)

Dated: November 2,2017	By:	/s/ Jose Maria Galarza Gaona
Jose Maria Galarza Gaona President and Director